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                                                                   EXHIBIT 99.1

                    CONSENT OF PERSON TO BECOME A DIRECTOR

     I hereby consent to being named in this Registration Statement as a person who may become a director of Digital Microwave Corporation.

                                                         /s/ HOWARD ORINGER
                                                    --------------------------
                                                    Howard Oringer

Dated: January 27, 1998